Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Shares, no par value per share, of Aeterna Zentaris Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.
July 7, 2020

LIND GLOBAL MACRO FUND, LP

By:	Lind Global Partners LLC
its General Partner

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

LIND GLOBAL PARTNERS LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

JEFF EASTON

By:	/s/ Jeff Easton
Name:	Jeff Easton